Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined statement of income and explanatory notes of BlackRock, Inc. (“BlackRock”) set forth below for the year ended December 31, 2006 gives effect to the acquisitions of Merrill Lynch Investment Managers (“MLIM”) and Quellos, both accounted for as purchase business combinations, as if these acquisitions occurred at the beginning of the period presented.

The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2007 set forth below gives effect to the acquisition of Quellos as if the acquisition occurred at the beginning of the period. The unaudited pro forma condensed combined statement of financial condition at September 30, 2007 set forth below gives effect to the acquisition of Quellos assuming the transaction was consummated at September 30, 2007.

On a combined basis, there were no material transactions between BlackRock, MLIM and Quellos during the periods presented excluding certain acquisition related items.

The unaudited pro forma condensed combined statements of income are provided for informational purposes only and do not purport to reflect the results of BlackRock’s operations or financial condition had the transactions actually been consummated on January 1, 2006 or January 1, 2007. We have made, in our opinion, all adjustments that are necessary to present fairly the pro forma financial data. The pro forma adjustments reflecting the allocation of the purchase price of Quellos on the unaudited pro forma condensed combined statements of income and statement of financial condition are based upon preliminary estimates and are subject to finalization. The pro forma combined provision for income taxes may not represent the amounts that would have resulted had BlackRock, MLIM and Quellos filed consolidated income tax returns during the periods presented.

BlackRock, Inc.

Pro Forma Condensed Combined Statement of Financial Condition

September 30, 2007

(Dollars in millions)

	BlackRock, Inc. As Reported	Quellos	Pro Forma Adjustments		BlackRock, Inc. Pro Forma
Assets:
Cash and cash equivalents	$2,321	$144	$(57	)A
			(38	)B
			(563	)C
			(12	)C	$1,795
Accounts receivable	1,156	94	(15	)A
			(79	)B	1,156
Due from affiliates	97	50	(42	)A
			(8	)B	97
Investments	2,681	3,624	(3,580	)A
			(24	)B	2,701
Intangible assets, net	5,789	—	792	C	6,581

Goodwill	5,455	2	(2	)B	5,455
Separate account assets	4,830	—	—		4,830
Deferred mutual fund commissions	178	—	—		178
Property and equipment, net	250	6	3	C	259
Other assets	322	36	(31	)A
			(1	)B	326

Total assets	$23,079	$3,956	$(3,657)		$23,378

Liabilities:
Accrued compensation	$808	$70	$(36	)B	$842
Accounts payable and accrued liabilities	777	93	(19	)A
			(74	)B	777
Due to affiliates	246	—	—		246
Short-term borrowings	450	—	—		450
Long-term borrowings	947	—	—		947
Separate account liabilities	4,830	—	—		4,830
Deferred taxes	1,792	—	—		1,792
Contingent consideration	—	—	254	C	254
Other liabilities	502	254	(254	)A
			13	C
			30	D	545

Total liabilities	10,352	417	(86)		10,683
Non-controlling interest	1,459	3,452	(3,452	)A	1,459
Stockholders’ equity	11,268	87	(42	)B
			(47	)C

			(30	)D	11,236

Total liabilities, non-controlling interest and stockholders’ equity	$23,079	$3,956	$(3,657)		$23,378

See accompanying notes to condensed combined pro forma financial statements.

BlackRock, Inc.

Pro Forma Condensed Combined Statement of Income

For the nine months ended September 30, 2007

(Dollars in millions, except per share data)

(unaudited)

	BlackRock, Inc. As Reported	Quellos	Pro Forma Adjustments		BlackRock, Inc. Pro Forma
Revenue:
Investment advisory and administration fees	$3,048	$220	$48	2	$3,316
Other revenues	352	322	(322)	1	352

Total revenue	3,400	542	(274)		3,668

Expenses:
Employee compensation and benefits	1,271	94	—		1,365
Portfolio administration and servicing costs	401	12	—		413
General, administration and other	681	41	(3)	2
			(2)	5	717
Termination of closed-end fund administration and servicing arrangements	128	—	—		128
Amortization of intangible assets	93	—	16	3	109

Total expenses	2,574	147	11		2,732

Operating income	826	395	(285)		936

Non-operating income:
Investment income	531	—	322	1
			(316)	2	537
Interest expense	(31)	—	(27)	4
			(2)	5	(60)

Total non-operating income	500	—	(23)		477
Income before income taxes and non-controlling interest	1,326	395	(308)		1,413

Income taxes	298	—	30	6	328

Income before non-controlling interest	1,028	395	(338)		1,085

Non-controlling interest	355	269	(265)	2	359

Net income	$673	$126	$(73)		$726

Earnings per share:
Basic	$5.24				$5.65
Diluted	$5.12				$5.52

Weighted-average shares outstanding:

Basic	128,501,575				128,501,575
Diluted	131,534,188				131,534,188

See accompanying notes to condensed combined pro forma financial statements.

BlackRock, Inc.

Pro Forma Condensed Combined Statement of Income

Year ended December 31, 2006

(Dollars in millions, except per share data)

(unaudited)

	BlackRock, Inc. (A)	Quellos	Pro Forma Adjustments		BlackRock, Inc. Pro Forma
Revenue:
Investment advisory and administration fees	$3,484	$248	$67	2	$3,799
Other revenues	295	523	(523)	1	295

Total revenue	3,779	771	(456)		4,094

Expenses:
Employee compensation and benefits	1,697	69	—		1,766
General, administration and other	877	111	(4)	2
	—	—	(2)	5	982
Amortization of intangible assets	119	—	22	3	141

Total expenses	2,693	180	16		2,889

Operating income	1,086	591	(472)		1,205

Non-operating income:
Investment income	285	—	523	1
			(510)	2	298
Interest expense	(10)		1	2
			(36)	4
			(2)	5	(47)

Total non-operating income	275		(24)		251

Income before income taxes and non-controlling interest	1,361	591	(496)		1,456
Income taxes	449	3	29	6	481

Income before non-controlling interest	912	588	(525)		975
Non-controlling interest	148	446	(438)	2	156

Net income	$764	$142	$(87)		$819

Earnings per share:
Basic	$5.92				$6.35
Diluted	$5.80				$6.21
Weighted-average shares outstanding:
Basic	129,076,523				129,076,523
Diluted	131,796,750				131,796,750

(A) -	BlackRock, Inc. represents the Company’s pro forma statement of income for the year ended December 31, 2006 as presented in Exhibit 99.4 (BlackRock, Inc. and Merrill Lynch Investment Managers) under the column heading “New BlackRock, Inc. Pro Forma”.

See accompanying notes to condensed combined pro forma financial statements.

BlackRock, Inc.

Notes to Pro Forma Condensed Combined Financial Statements

(Dollars in thousands, except per share data)

(Unaudited)

1.	Quellos Group Transaction

On June 26, 2007, BlackRock, Inc. (the “Company”) announced that it had entered into an asset purchase agreement under which it would acquire certain assets and assume certain liabilities of the fund of funds business of Quellos Group, LLC (“Quellos”) for up to $1,719,000 (the “Quellos Transaction”). The assets and liabilities acquired by BlackRock from Quellos are as set forth in the asset purchase agreement. The pro forma financial information provided in this filing reflects adjustments to exclude assets and liabilities not acquired in the transaction, such as liabilities relating to any ongoing litigation or investigations.

The Quellos Transaction closed on October 1, 2007, and BlackRock paid Quellos $562,500 in cash and issued 1,191,785 shares of BlackRock, Inc. common stock valued at $187,500. The common stock will be held in escrow for up to three years and is available to satisfy certain indemnification obligations of Quellos under the asset purchase agreement. The value of the common stock consideration was determined using the average closing price of BlackRock’s common stock ten trading days before the Quellos Transaction announcement date.

In addition, Quellos may receive two contingent payments upon achieving certain revenue measures, totaling up to an additional $969,000 in a combination of cash and stock over three and a half years. The first contingent payment, of up to $374,000, is payable 75% in cash and the remaining 25% in BlackRock common stock. The second contingent payment of up to $595,000 is payable in cash.

The Quellos Transaction was accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the date of the transaction. The excess, if any, of the final purchase price, which may include contingent consideration payments, over the fair value of assets acquired and liabilities assumed will be recorded as goodwill.

A summary of the estimated fair values of the assets acquired and liabilities assumed in this acquisition is as follows:

Investments	$20,074
Property and equipment	9,435
Other assets	4,309
Finite-life management contracts	161,000
Indefinite-life management contracts	631,000
Liabilities assumed	(33,648)
Due to Quellos	(13,390)
Contingent consideration liability	(253,667)

Total purchase price, including acquisition costs	$525,113

Summary of consideration, net of cash acquired:
Cash paid	$562,500
Cash acquired	(49,340)
Other capitalized transaction costs	11,953

Total consideration	$525,113

BlackRock, Inc.

Notes to Pro Forma Condensed Combined Financial Statements

(Dollars in thousands, except per share data)

(Unaudited)

1.	Quellos Group Transaction (continued)

Approximately $11,953 of direct costs were capitalized in conjunction with the Quellos Transaction, primarily representing $7,500 of financial advisory fees and approximately $4,453 in legal and other professional fees. Finite-life intangible management contracts have a weighted average estimated useful life of approximately 8 years and will be amortized on the straight-line method.

The purchase accounting adjustments are preliminary and subject to revision. At this time, except for the items noted below, we do not expect any material change in the value of the assets acquired and liabilities assumed in conjunction with the transaction. Specifically, the following assets and liabilities are subject to change:

•

Investments were valued at fair value using the most up to date information available. The values of such investments may change, primarily as the result of finalization of the valuations of non-marketable investments;

•

Intangible management contracts were valued using preliminary October 1, 2007 assets under management (“AUM”) and assumptions. The value of such contracts may change, primarily as the result of updates to AUM and those assumptions;

•	As management receives additional information, deferred income tax assets and liabilities may need to be established as the result of potential temporary differences related to intangible assets.

•

The Company recognized a liability for potential additional contigent consideration payments and increased the carrying value of acquired assets up to their estimated fair value. Future payments of the contingent consideration will result in a reduction of the contingent liability. Any additional payments in excess of the recorded contingent consideration liability will be reflected as additional purchase price and recorded as goodwill when the contingency is resolved.

•

As contingencies are resolved, BlackRock shares held in escrow may be released from escrow and as contingent consideration payments are made, additional purchase price consideration will be recorded. As additional purchase price consideration is recorded, goodwill may result if there is excess purchase price over the fair value of assets acquired and liabilities assumed.

2.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined statement of financial condition at September 30, 2007 is based on the historical unaudited condensed consolidated statement of financial condition of BlackRock, as filed with the Securities and Exchange Commission (“SEC”) on Form 10-Q on November 8, 2007, and the condensed consolidated balance sheet of Quellos. The pro forma statement of financial condition has been prepared as if the Quellos acquisition had occurred on September 30, 2007, the date of the statement of financial condition.

BlackRock’s pro forma condensed statement of income for the year ended December 31, 2006 was derived from the Company’s unaudited condensed consolidated pro-forma statement of income for the year ended December 31, 2006, which is included in Exhibit 99.4, and the statement of operations for Quellos for the year ended December 31, 2006. BlackRock’s unaudited condensed consolidated pro forma statement of income for the nine months ended September 30, 2007 was derived from the Company’s unaudited condensed consolidated interim financial statements for the nine months ended September 30, 2007, which were filed with the SEC on Form 10-Q, and the unaudited condensed consolidated statement of operations for Quellos for the nine months ended September 30, 2007. The pro forma condensed combined statements of income has been prepared as if the MLIM and Quellos acquisitions occurred at the beginning of the periods presented.

These unaudited pro forma condensed combined financial statements also should be read in conjunction with the consolidated financial statements and related notes thereto and management’s discussion and analysis of financial condition and results of operations contained within BlackRock’s Form 10-Q and Exhibit 99.4, referenced above, and BlackRock’s Form 10-K as filed with the SEC.

4BlackRock, Inc.

Notes to Pro Forma Condensed Combined Financial Statements

(Dollars in thousands, except per share data)

(Unaudited)

2. Basis of Pro Forma Presentation (continued)

The unaudited pro forma condensed combined financial statements also should be read in conjunction with Quellos’s audited annual consolidated financial statements for the year ended December 31, 2006 and unaudited condensed consolidated interim financial statements for the nine months ended September 30, 2007 and 2006.

On a combined basis, there were no material transactions between BlackRock and Quellos during the periods presented excluding certain acquisition-related items.

The following additional assumptions were made in deriving BlackRock’s pro forma condensed combined financial statements:

•	Substantially all of the operations of Quellos were acquired in the transaction.

•

The fair value of Quellos finite-life management contracts and indefinite-life management contracts, which consist primarily of separate accounts, and open-end funds, respectively, approximates the Company’s estimated fair value of such assets at October 1, 2007.

•

BlackRock’s post-merger statutory tax rate for 2006 is estimated at 37%. Excluding a one-time tax benefit of $51,000 due to tax legislation changes enacted in the third quarter 2007 in the United Kingdom and Germany, recognized in third quarter 2007, BlackRock’s post merger statutory tax rate for the nine months ended September 30, 2007 is estimated at 36%. See Note D to the pro forma condensed combined statement of financial condition and Note 6 to the pro forma condensed combined statements of income. BlackRock’s estimated statutory tax rate approximates its effective tax rate for the respective periods.

•

Effective October 1, 2007, substantive “kick-out” rights were granted to the unaffiliated limited partners of most Quellos funds that are limited partnerships or limited liability companies that enable the partners or members to remove the respective general partner or managing member with a simple majority vote. As a result, the funds will not be consolidated by BlackRock.

•	Additional financing of $562,500 is reflected to fund the cash consideration paid on October 1, 2007 to Quellos.

•	The 1,191,785 shares of BlackRock Inc. common stock held in escrow are not reflected in basic and diluted earnings per share as the contingency has not been resolved.

The unaudited pro forma condensed combined financial statements do not purport to be indicative of the actual financial position or results of BlackRock’s operations, or of BlackRock’s future financial position or results of operations, had BlackRock’s acquisitions of Merrill Lynch Investment Managers (“MLIM”) on September 29, 2006 and Quellos on October 1, 2007 actually been consummated at the beginning of each period. The pro forma adjustments reflecting the allocation of the purchase price of Quellos on the unaudited pro forma condensed combined statement of financial condition and the effect thereof on pro forma adjustments to the unaudited pro forma condensed combined statements of income are based on preliminary estimates and are subject to finalization. The pro forma combined provision for income taxes may not represent the amounts that would have resulted had BlackRock, MLIM and Quellos filed consolidated income tax returns during the periods presented.

BlackRock, Inc.

Notes to Pro Forma Condensed Combined Financial Statements

(Dollars in thousands, except per share data)

(Unaudited)

3. Earnings per Common Share

The pro forma combined basic and diluted earnings per share for the periods presented are based on the weighted average number of shares of common stock of BlackRock during each applicable period.

The 1,191,785 shares of BlackRock Inc. common stock held in escrow are not included in basic and diluted earnings per share because the contingency has not been resolved and the shares have not been released to Quellos.

The following tables present the computations of pro forma basic and diluted earnings per share for the year ended December 31, 2006 and the nine months ended September 30, 2007, respectively:

	For the Year Ended December 31, 2006
	Basic	Diluted
Pro forma net income	$819,000	$819,000
Pro forma weighted average common shares outstanding	129,077	131,797

Pro forma net income per common share	$6.35	$6.21

	Nine Months Ended September 30, 2007
	Basic	Diluted
Pro forma net income	$726,000	$726,000

Weighted average common shares outstanding, as reported	128,502	131,534

Pro forma weighted average common shares outstanding	128,502	131,534

Pro forma net income per common share	$5.65	$5.52

BlackRock, Inc.

Notes to Pro Forma Condensed Combined Financial Statements

(Dollars in thousands, except per share data)

(Unaudited)

4. Pro Forma Adjustments

The pro forma condensed combined statement of financial condition has been prepared to reflect the acquisition of the Quellos Business for the aggregate consideration described in Note 1. Pro forma adjustments have been made:

A.	To reflect the deconsolidation of certain Quellos funds, due to structural governance changes that were made directly in connection with the transaction, that became effective October 1, 2007, resulting in a reduction to assets, liabilities and non-controlling interest of $3,725,000, $273,000 and $3,452,000, respectively. Such change has no impact on stockholders’ equity.

B.	To eliminate Quellos assets and liabilities not acquired by BlackRock in the transaction. BlackRock acquired $79,000 million of assets and assumed $34,000 of liabilities.

C.	To record purchase price allocation of finite-life and indefinite-life intangible assets, property and equipment and contingent consideration liability. The finite-life intangible assets will be amortized over the estimated useful lives which range from 6 to 10 years. See purchase price allocation table in Note 1 above.

D.	To adjust income taxes payable to reflect the estimated post-merger statutory tax rate of 36% for 2007, excluding the one-time benefit referred to in Note 2 above.

The pro forma condensed combined statements of income have been prepared as if the transactions had been completed at the beginning of the periods presented. Pro forma adjustments have been made:

1.	To reclassify investment income of Quellos to non-operating income to conform to BlackRock’s presentation.

2.	To reflect the impact of deconsolidation of certain Quellos funds, primarily resulting in a reclassification to non-operating income and non-controlling interest. Such change has no impact on historical net income. See also pro forma adjustment A for the statement of financial condition impact.

3.	To record the amortization of finite-life intangible assets with a weighted average estimated useful life of approximately 8 years.

4.	To reflect interest expense related to the additional financing to fund the $562,500 cash payment on October 1, 2007 at a fixed interest rate of 6.33%.

5.	To reclassify interest expense of Quellos to non-operating income to conform to BlackRock’s presentation.

6.	To adjust income tax expense to the estimated post-merger statutory tax rates of 37% and 36% for 2006 and 2007, respectively, excluding the one-time benefit recorded in 2007, referred to in Note 2 (Basis of Pro Forma Presentation) above. See also pro forma adjustment D for the statement of financial condition adjustment to other liabilities (i.e., income taxes payable).

The Quellos statement of operations for the year ended December 31, 2006, includes a pre-tax expense of $62,000 related to potential legal claims. This pre-tax expense is not included as a pro forma adjustment as it is not directly attributable to the transaction. The liability related to such claims has not been assumed in the transaction.